Fourth Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO October 17, 2025 Third Quarter 2025 Earnings Conference Call Bill Rog rs - Chairman & CEO Mike Maguire - CFO October 17, 2025

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward looking statements include statements we make about: (i) Truist being well positioned to accelerate performance and drive long-term shareholder value; (ii) Truist’s progress in executing on strategic priorities in 2025 and beyond; (iii) Truist’s ability to achieve a 15% ROTCE in 2027; (iv) Truist’s ability to meet its top business objectives for its Consumer & Small Business Banking and Wholesale Banking segments; (v) Truist’s ability to protect net interest income from lower short-term rates and maintain neutral interest rate sensitivity; (vi) Truist’s ability to grow and return capital to shareholders in future periods; (vii) Truist’s expected CET1 ratio in future periods; (viii) guidance or expectations with respect to financial performance metrics in future periods, including future levels of or growth in net interest income, adjusted revenue, adjusted expenses, net charge-off ratio, adjusted operating leverage, and EPS; (ix) Truist’s effective tax rate in future periods; and (x) projections of interest-bearing deposit betas, common stock repurchases and preferred stock dividends. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • evolving political, geopolitical, business, social, economic, and market conditions at local, regional, national, and international levels; • monetary, fiscal, and trade laws or policies, including tariffs or changes in interest rates; • the legal, regulatory, and supervisory environment, including changes in financial-services legislation, regulation, policies, or government officials or other personnel; • our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial-services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • evolving accounting standards and policies; • the adequacy of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting, to make appropriate estimates, or to effectively mitigate or manage operational risk; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • changes in any of our credit ratings; • our ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss; • negative market perceptions of our investment portfolio or its value; • adverse publicity or other reputational harm to us, our service providers, or our senior officers; • business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • our ability to execute on strategic and operational plans, including accelerating growth, improving profitability, investing in talent, technology, and risk infrastructure, maintaining expense, credit, and risk discipline, and returning capital to shareholders; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures; • our ability to develop, maintain, and market our products or services or to absorb unanticipated costs or liabilities associated with those products or services; • our ability to innovate, to anticipate the needs of current or future clients, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to effectively deal with economic, business, or market slowdowns or disruptions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • our ability to keep pace with changes in technology that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • the performance and availability of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • our ability to detect, prevent, mitigate, and otherwise manage the risk of fraud or misconduct by internal or external parties; • our ability to manage and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics; • widespread outages of operational, communication, and other systems; • our ability to maintain appropriate corporate responsibility practices, oversight, and disclosures; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; and • other assumptions, risks, or uncertainties described in the Risk Factors (Item 1A), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7), or the Notes to the Consolidated Financial Statements (Item 8) in our Annual Report on Form 10-K or described in any of the Company’s subsequent quarterly or current reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-looking statements

3 Non-GAAP financial information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Net income Available to Common Shareholders and Adjusted Diluted Earnings Per Share - Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Efficiency Ratio, Adjusted Fee Income, and Related Measures - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Taxable equivalent revenue and taxable equivalent net interest income include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes restructuring charges and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, and other selected items. Truist’s management calculated these measures based on Truist’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures, including ROTCE and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Adjusted Operating Leverage - Adjusted operating leverage is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. CET1, including AOCI adjustments - CET1, including AOCI adjustments is a non-GAAP regulatory capital measure that adjusts for the impact of accumulated other comprehensive income related to securities and pension, as well as related changes to deferred tax. This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses this measure to assess balance sheet risk and demonstrate the impact of proposed updates to the regulatory capital framework. Truist does not provide reconciliations for forward-looking non-GAAP financial measures because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Truist’s control, or cannot be reasonably predicted. For the same reasons, Truist is unable to address the probable significance of the unavailable information. A copy of this presentation is available on the Truist Investor Relations website, ir.truist.com.

4 Purpose Inspire and build better lives and communities Mission Clients Provide distinctive, secure, and successful client experiences through touch and technology. Teammates Create an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Stakeholders Optimize long-term value for stakeholders through safe, sound, and ethical practices. Values Trustworthy We serve with integrity. Caring Everyone and every moment matters. One Team Together, we can accomplish anything. Success When our clients win, we all win. Happiness Positive energy changes lives.

5 3Q25 key takeaways By the numbers $1.3 billion Net income available to common shareholders $1.04 Diluted EPS1 +2.5% Linked-quarter average loans 0.48% NCOs 11.0% CET1 ratio2 Reported strong 3Q25 results – Broad-based wholesale and consumer loan growth – Strong fee income growth driven by investment banking and trading and wealth management income – Disciplined expense management inclusive of ongoing investments – Solid asset quality metrics and strong capital position – Repurchased $500 million of common stock; targeting $750 million in 4Q25 – Continued progress on 2025 strategic priorities – Targeting a 15% ROTCE in 2027 1 Diluted EPS of $1.04 includes $0.02 of restructuring charges 2 Current quarter regulatory capital information is preliminary

Business segment update

Consumer and Small Business Banking

- **Premier banking strategy:** Continued to advance our Premier banking strategy with deposit and lending per banker up 20% and 28% YoY
- **Net new checking accounts:** Continued momentum in net new checking growth with 20K+ added in 3Q25; 96K YTD
- **Digital transactions:** 88 million+ digital transactions in 3Q25, up 7% YoY
- **Digital new-to-bank clients:** Digital drove 40%+ of new-to-bank client growth in 3Q25, with Gen Z and Millennials representing 63% of the expansion
- **AI self-service**: Growing usage of Truist Assist, with 1.3 million conversations in 3Q25 and 81% of client inquiries successfully resolved through the chatbot

Wholesale Banking

- **Loans:** $5.0 billion, or 2.8% linked quarter average loan growth, driven by broad-based growth across industry groups and geographies
- **Commercial & Corporate Banking:** Doubled new client growth in Commercial & Corporate YTD; 60%+ of new clients have an awarded payments relationship
- **Investment banking & trading:** Significant improvement in investment banking & trading with fees up 58% vs. 2Q25
- **Wealth:** AUM from net new Wholesale and Premier clients up 27% YTD
- **Payments:** Treasury management fees increased 11% over 3Q24; fifth consecutive quarter of double-digit YoY growth driven by increased talent acquisition and product enhancements

Top business growth & profitability initiatives

Consumer & Small Business Banking

- Grow deposits with a focus on Premier
- Increase client acquisition
- Deepen client relationships
- Drive digital acquisition / engagement

Wholesale Banking

- Capture more of the market with an industry banking strategy
- Continue momentum in IB and Capital Markets
- Generate additional wealth fee income
- Deepen with Wholesale Payments

TRUIST

6

Performance highlights

$ in millions, except per share data

GAAP / Unadjusted	3Q25	2Q25	3Q24
Revenue	$5,238	$5,035	$5,140
Expense	$3,014	$2,986	$2,927
PPNR	$2,224	$2,049	$2,213
Net income available to common shareholders	$1,348	$1,180	$1,336
Diluted EPS	$1.04	$0.90	$0.99
Net interest margin	3.01%	3.02%	3.12%
ROTCE	13.6%	12.3%	13.8%
Efficiency ratio	58.1%	59.9%	57.5%
NCO ratio	0.48%	0.51%	0.55%
CET1 ratio	11.0%	11.0%	11.6%

		Change vs.	
Adjusted	**3Q25**	**2Q25**	**3Q24**
Revenue	$5,238	3.7%	1.9%
Expense	$2,987	1.0%	2.4%
PPNR	$2,251	7.4%	1.3%
Efficiency ratio	55.7%	(140) bps	50 bps
CET1 ratio (including AOCI)	9.4%	10 bps	(50) bps

Revenue

- Revenue increased 4.0% vs. 2Q25 primarily driven by higher fee income across several key categories, including investment banking & trading and wealth management income
  - Adjusted revenue increased 3.7%

Expenses

- Noninterest expense increased 0.9% vs. 2Q25, primarily driven by higher personnel expense, partially offset by lower professional fees and outside processing
  - Adjusted noninterest expense increased 1.0%

Earnings

- 3Q25 net income available to common shareholders of $1.3 billion, or $1.04 per share
  - Includes $0.02 per share of after-tax restructuring charges

Credit and capital

- Solid asset quality and capital remains strong

Note: All data points are taxable-equivalent, where applicable
Non-GAAP and adjusted metrics, including PPNR and ROTCE, exclude selected items. See appendix for non-GAAP reconciliations.
CET1 ratio including AOCI includes the impact of AOCI related to securities and pension, as well as related changes to deferred tax
Current quarter regulatory capital information is preliminary

TRUIST

7

8 May not foot due to rounding Portfolio assignment based off loan purpose 5-quarter trend ($ in billions) Loan portfolio composition $320B Average loans 50% Commercial and industrial 6% CRE 3% Commercial construction 18% Residential mortgage 3% Home equity 8% Indirect auto 10% Other consumer 2% Credit card Average loans and leases HFI Average loans up 2.5% linked quarter driven by broad-based growth in wholesale and consumer $303 $303 $306 $313 $321 $183 $182 $184 $187 $192 $120 $121 $123 $126 $129 6.41% 6.12% 5.97% 6.01% 6.00% Commercial LHFI Consumer and card LHFI Loans HFI yield (%) 3Q24 4Q24 1Q25 2Q25 3Q25 0

9 40% 43% 37% 38% 29% 30% 24% 24% Interest-bearing deposit beta Total deposit beta 4Q24 1Q25 2Q25 3Q25 Average deposits $384 $390 $392 $400 $278 $282 $286 $294 $291 $106 $108 $106 $107 $106 2.08% 1.89% 1.79% 1.85% 1.84% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 3Q24 4Q24 1Q25 2Q25 3Q25 May not foot due to rounding 1 Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by the change in average Fed Funds from 2Q24 Deposit mix $397B Average deposits 34% Money market and savings 11% Time deposits 28% Interest checking 27% DDA Cumulative deposit beta trend1 (Down rate) 5-quarter trend ($ in billions) $397 Average deposits decreased 1.0% linked quarter – Linked-quarter decline in average deposits was driven by the withdrawal of two short-term, M&A-related client deposits in mid-July – These deposits impacted the 2Q25 average balance by $10.9 billion and the 3Q25 average balance by $1.7 billion – Interest-bearing deposit beta expected to rise to the mid-40s in 4Q25

Net interest income and net interest margin

5-quarter net interest income and net interest margin trend
($ in millions)

- Net interest income increased 1.2% linked-quarter due to an additional day in the third quarter, loan growth, and fixed rate asset repricing
- Net interest income expected to increase ~2% in 4Q25 due to loan growth, client deposit growth, and lower deposit costs



$3,657
3.12%
$3,641
3.07%
$3,555
3.01%
$3,635
3.02%
$3,680
3.01%
3Q24
4Q24
1Q25
2Q25
3Q25
Net interest income TE[1]
Net interest margin (%)

Fixed rate asset repricing summary
($ in billions)



$139
5.63%
$119
2.89%[2]
$11
6.40%
$3
3.59%[2]
3Q25 avg. balances
4Q25 runoff[3]

Fixed rate loans ■ Securities ● Average yield

- Expect to reprice approximately $11 billion of fixed rate loans and $3 billion of investment securities during 4Q25
- Investment portfolio runoff may be used to fund loan growth
- Run-on rate for new fixed rate loans is ~7%[3]

Swap portfolio overview
($ in billions)



$57
$48
Total wtd. avg. rate = 3.45%
Total wtd. avg. rate = 3.46%
($14)
($14)
9/30/25

■ Active receive-fixed ■ Fwd. starting receive-fixed ■ Pay-fixed < 3yrs. ■ Pay-fixed > 3yrs.

- At 9/30, notional receive-fixed and pay-fixed swaps totaled $105 billion and $28 billion, respectively, compared with $90 billion and $29 billion at 6/30
- Added forward starting receive-fixed swaps during the quarter as part of our overall strategy to maintain a relatively neutral position to changes in interest rates

TRUIST

1 Net interest income includes a taxable-equivalent adjustment, which is a non-GAAP measure; see the quarterly performance summary for the reconciliation to GAAP net interest income
2 Investment securities yield excluding the impact of swaps
3 Runoff reflects contractual maturities and expected prepayments of investment securities and fixed rate loans that will be reinvested at higher run-on interest rates based on the current forward curve

10

Noninterest income

Strong performance in investment banking and trading and wealth management income led to an 11% increase in fees

Current trend
($ in millions)



$1,483
$222
$221
$332
$350
$358
3Q24
$1,400
$232
$227
$205
$348
$406
($18)
2Q25
$1,558
$225
$240
$323
$374
$396
3Q25
Wealth
Investment banking & trading
Service charges
Card and payments
All other noninterest income
Securities loss

Vs. linked quarter

- GAAP and adjusted noninterest income increased 11% and 9.9%, respectively, primarily driven by:
  - Strong performance in investment banking and trading due primarily to higher trading and capital markets revenue
  - Record wealth management income driven by higher AUM
  - Partially offset by lower other income due to valuation decrease for derivatives related to Visa shares

Vs. like quarter

- Noninterest income increased 5.1% due to higher wealth management income and service charges on deposits

All other noninterest income includes mortgage banking income, lending related fees, operating lease income, and other income
Adjusted noninterest income excludes securities losses. See appendix for non-GAAP reconciliation.

TRUIST

11

12 $2,918 $2,958 $2,987 Noninterest expense Adjusted noninterest expense is a non-GAAP measure that excludes restructuring charges and certain other items. See appendix for non-GAAP reconciliation. Current trend ($ in millions) Adj. noninterest expense (includes amortization) Restructuring charges Vs. linked quarter Vs. like quarter $28 3Q24 2Q25 3Q25 Expenses reflect ongoing discipline and continued investments $25 $2,927 $2,986 $3,014 – GAAP and adjusted noninterest expense increased 0.9% and 1.0%, respectively, primarily driven by: – Higher personnel expense due to higher incentives and investments in talent – Partially offset by lower professional fees and outside processing expense – GAAP and adjusted noninterest expense increased 3.0% and 2.4%, respectively, primarily driven by strategic hiring efforts and higher net occupancy expense $27 ($16) Other items

13 0.48% 0.47% 0.48% 0.39% 0.48% 3Q24 4Q24 1Q25 2Q25 3Q25 $448 $471 $458 $488 $436 3Q24 4Q24 1Q25 2Q25 3Q25 $418 $453 $454 $396 $385 0.55% 0.59% 0.60% 0.51% 0.48% NCO NCO ratio 3Q24 4Q24 1Q25 2Q25 3Q25 Asset quality Net charge-offs ($ in millions) Nonperforming loans / LHFI ALLL Provision for credit losses ($ in millions) $4,842 $4,857 $4,870 $4,899 $4,988 ALLL ALLL ratio ALLL / NCO 3Q24 4Q24 1Q25 2Q25 3Q25 1.60% 2.9x 1.59% 2.7x 1.58% 2.6x 1.54% 3.1x ($ in millions) Solid asset quality metrics reflect ongoing credit discipline 1.54% 3.3x

14 13.9% 4Q25 and 2025 outlook All data points are taxable-equivalent, where applicable Adjusted revenue excludes securities gains (losses) and other selected items Adjusted expenses include amortization of intangibles and exclude restructuring charges and other selected items See non-GAAP reconciliations in the appendix Full year 2025 revenue and expense outlook unchanged; NCO outlook improved 3Q25 actuals 4Q25 outlook (compared to 3Q25) Adjusted revenue (TE): $5.2 billion Up 1% to 2% Adjusted expenses: $3.0 billion Stable Share repurchases: $500 million $750 million Full year 2024 actuals Full year 2025 outlook (compared to FY 2024) Adjusted revenue (TE): $20.1 billion Up 1.5 to 2.5% Adjusted expenses: $11.7 billion Up ~1% Net charge-off ratio: 59 bps 55 bps 2025 tax rate: 17.5% effective; 20% FTE

15 Expect momentum to accelerate in 2026 Revenue growth, operating leverage, share repurchases, and EPS growth expected to increase Adjusted revenue growth Adjusted operating leverage Share repurchases Adjusted EPS growth 2024A 2025E 2026E 2024A 2025E 2026E 2024A 2025E 2026E 2024A 2025E 2026E Adjusted metrics exclude selected items. See non-GAAP reconciliation in the attached appendix. Not drawn to scale 3% ~6-8% $1B ~$2.5B ~100 bps 30 bps (0.5)% ~2.0%

Targeting a 15% ROTCE in 2027

ROTCE outlook



12-13%
~13%
~14%
~15%
Starting point
2025
2026
2027

Key drivers

- Execute top business growth and profitability initiatives
- Drive positive operating leverage
- Continue to benefit from fixed rate asset repricing
- Increase buybacks; targeting 10% CET1 ratio by 12/31/2027
- Stable economic and operating environment

TRUIST

Return on tangible common equity (ROTCE) = (net income available to common shareholders +(amortization of intangibles *(1- marginal tax rate))/average tangible common equity
ROTCE is a non-GAAP metric that excludes the impact of intangible assets, net of deferred taxes, and their related amortization. See appendix for non-GAAP reconciliations.

16

Appendix

Consumer and Small Business Banking

Represents Branch Banking, Digital Banking, Premier Banking, Small Business Banking, and National Consumer Lending

Metrics

Income statement ($ MM)	3Q25	vs. 2Q25	vs. 3Q24
Net interest income	$2,452	$94	$(78)
Allocated provision for credit losses	400	16	47
Noninterest income	530	11	24
Noninterest expense	1,704	5	41
Segment net income	$663	$62	$(113)
Balance sheet ($ B)			
Average loans[1]	$134	$2.9	$8.7
Average deposits	215	0.4	4.0
Other key metrics			
Net new checking accounts (k)	20	(17)	(18)
Digital sales as of % of total[2]	33%	(100) bps	300 bps
Digital transactions as a % of total[3]	69%	30 bps	200 bps
Debit/credit card spend ($ B)	$30	$(0.2)	$0.9

Commentary

- Net income of $663 million, compared to $601 million in the prior quarter
- Net interest income of $2.5 billion increased by $94 million, or 4.0%, primarily driven by higher loans
  - Average loans of $134 billion increased 2.2% primarily driven by higher indirect lending due to higher production, in addition to higher residential mortgage due to carry forward impact of seasonally high 2Q production
  - Average deposits of $215 billion increased 0.2% primarily driven by money market and savings and time
- Provision for credit losses increased $16 million, or 4.2%, driven by an increase in net charge-offs and a larger reserve build due to loan growth
- Noninterest income of $530 million increased $11 million, or 2.1%, primarily driven by service charges and mortgage banking income
- Noninterest expense of $1.7 billion increased $5 million, or 0.3%, primarily driven by personnel expense
- Debit and credit card spend decreased 0.7% due to seasonally lower travel spend
- Digital transactions surpassed 88 million, accounting for 69% of total transaction volume, increasing 30 bps driven by growth in Zelle and transfers

(1) Excludes loans held for sale
(2) Digital sales defined as products opened through digital applications
(3) Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
Commentary reflects linked quarter comparisons

TRUIST

A-1

A-2 Wholesale Banking (1) Excludes loans held for sale Commentary reflects linked quarter comparisons unless otherwise noted – Net income of $1.2 billion, compared to $933 million in the prior quarter – Net interest income of $1.7 billion increased $5.0 million, or 0.3% – Average loans of $186 billion increased $5.0 billion, or 2.8%, primarily related to an increase in C&I balances – Average deposits of $142 billion decreased $8.3 billion, or 5.5%, due to the withdrawal of two short-term, M&A related client deposits in mid-July – Provision for credit losses of $36 million decreased $68 million, or 65%, which reflects a decrease in both net charge-offs and net reserve build compared to the prior quarter – Noninterest income of $1.1 billion increased $200 million, or 21%, primarily driven by higher investment banking & trading income, wealth management income, and project-based other income items – Noninterest expense of $1.3 billion decreased $15 million or 1.1%, due to lower regulatory costs and enterprise operations and tech support expenses – Total client assets increased $9.9 billion, or 2.8%, primarily due to market driven increases in equities, as well as positive net asset flows Metrics Commentary Income statement ($ MM) 3Q25 vs. 2Q25 vs. 3Q24 Net interest income $1,669 $5 $80 Allocated provision for credit losses 36 (68) (60) Noninterest income 1,143 200 96 Noninterest expense 1,319 (15) 79 Segment net income $1,150 $217 $110 Balance sheet ($ B) Average loans(1) $186 $5.0 $8.6 Average deposits 142 (8.3) $1.0 Other key metrics ($ B) Total client assets $365 $9.9 $20 Represents Commercial & Corporate Banking, Investment Banking & Capital Markets, CRE, Wholesale Payments, and Wealth

A-3 Preferred dividend 4Q25 1Q26 2Q26 3Q26 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $59 $104 $76 $104 Estimates assume forward-looking interest rates as of 9/30/25. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP reconciliations

Adjusted net income and diluted EPS

$ in millions, except per share data, shares in thousands

	Quarter Ended					Year-to-Date			
	Sept. 30 2025	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	Sept. 30 2025	Sept. 30 2024	Dec. 31 2024	Dec. 31 2023
Net Income (loss) available to common shareholders from continuing operations	**$ 1,348**	**$ 1,180**	**$ 1,157**	**$ 1,229**	**$ 1,333**	**$ 3,685**	**$ (1,623)**	**$ (394)**	**$ (1,864)**
Securities (gains) losses	—	13	1	1	—	14	5,089	5,090	—
Goodwill impairment	—	—	—	—	—	—	—	—	6,078
Charitable contribution	—	—	—	—	—	—	115	115	—
FDIC special assessment	—	—	—	(6)	(13)	—	55	49	387
Discrete tax benefit	—	—	—	—	—	—	—	—	(204)
Adjusted net income available to common shareholders from continuing operations[1]	**$ 1,348**	**$ 1,193**	**$ 1,158**	**$ 1,224**	**$ 1,320**	**$ 3,699**	**$ 3,636**	**$ 4,860**	**$ 4,397**
Net Income (loss) available to common shareholders from discontinued operations	**$ —**	**$ —**	**$ —**	**$ (13)**	**$ 3**	**$ —**	**$ 4,876**	**$ 4,863**	**$ 412**
Accelerated TIH equity compensation expense	—	—	—	—	—	—	76	76	—
Gain on sale of TIH	—	—	—	—	(16)	—	(4,830)	(4,830)	—
Adjusted net income (loss) available to common shareholders from discontinued operations[1]	**$ —**	**$ —**	**$ —**	**$ (13)**	**$ (13)**	**$ —**	**$ 122**	**$ 109**	**$ 412**
Net income (loss) available to common shareholders	**$ 1,348**	**$ 1,180**	**$ 1,157**	**$ 1,216**	**$ 1,336**	**$ 3,685**	**$ 3,253**	**$ 4,469**	**$ (1,452)**
Adjusted net income available to common shareholders[1]	**1,348**	**1,193**	**1,158**	**1,211**	**1,307**	**3,699**	**3,758**	**4,969**	**4,809**
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)[2]	1,296,666	1,305,005	1,324,339	1,333,701	1,349,129	1,308,676	1,335,812	1,331,087	1,331,963
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)[2]	1,296,666	1,305,005	1,324,339	1,333,701	1,349,129	1,308,676	1,348,756	1,344,912	1,339,895
Diluted EPS from continuing operations[2]	**$ 1.04**	**$ 0.90**	**$ 0.87**	**$ 0.92**	**$ 0.99**	**$ 2.82**	**$ (1.21)**	**$ (0.30)**	**$ (1.40)**
Diluted EPS from continuing operations - adjusted[1][2]	**1.04**	**0.91**	**0.87**	**0.92**	**0.98**	**2.83**	**2.70**	**3.61**	**3.28**
Diluted EPS from discontinued operations[2]	**—**	**—**	**—**	**(0.01)**	**—**	**—**	**3.65**	**3.66**	**0.31**
Diluted EPS from discontinued operations - adjusted[1][2]	**—**	**—**	**—**	**(0.01)**	**(0.01)**	**—**	**0.09**	**0.08**	**0.31**
Diluted EPS[2]	**1.04**	**0.90**	**0.87**	**0.91**	**0.99**	**2.82**	**2.44**	**3.36**	**(1.09)**
Diluted EPS - adjusted[1][2]	**1.04**	**0.91**	**0.87**	**0.91**	**0.97**	**2.83**	**2.79**	**3.69**	**3.59**

(1) Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted EPS due to rounding.

(2) For periods ended with a net loss available to common shareholders from continuing operations, the calculation of GAAP diluted EPS uses the basic weighted average shares outstanding. Adjusted diluted EPS calculations include the impact of outstanding equity-based awards for all periods.

TRUIST

A-4

A-5 Non-GAAP reconciliations Calculations of common equity tier 1 capital ratios $ in millions (1) CET1, including AOCI adjustments is a non-GAAP regulatory capital measure that adjusts for the impact of accumulated other comprehensive income related to securities and pension, as well as related changes to deferred tax. This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses this measure to assess balance sheet risk and demonstrate the impact of proposed updates to the regulatory capital framework.   Quarter Ended   Sept. 30 June 30 Sept. 30 2025 2025 2024 Risk-based capital: (preliminary) Common equity tier 1 $ 48,031 $ 47,678 $ 48,076 Accumulated Other Comprehensive Income (AOCI) related adjustments (6,246) (6,736) (6,861) Common equity tier 1, including AOCI adjustments $ 41,785 $ 40,942 $ 41,215 Risk-weighted assets: Common equity tier 1 $ 438,467 $ 434,609 $ 414,828 AOCI related adjustments 4,042 3,917 2,406 Common equity tier 1, including AOCI adjustments $ 442,509 $ 438,526 $ 417,234 Risk-based capital ratios: CET1 11.0% 11.0% 11.6 % CET1, including AOCI adjustments(1) 9.4% 9.3% 9.9%

Non-GAAP reconciliations

Efficiency ratio and fee income ratio from continuing operations

$ in millions

	Quarter Ended					Year-to-Date	
	Sept. 30 2025	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	Sept. 30 2025	Sept. 30 2024
Efficiency ratio numerator - noninterest expense - unadjusted	$ 3,014	$ 2,986	$ 2,906	$ 3,035	$ 2,927	$ 8,906	$ 8,974
Restructuring charges, net	(27)	(28)	(38)	(11)	(25)	(93)	(109)
Charitable contribution	—	—	—	—	—	—	(150)
FDIC special assessment	—	—	—	8	16	—	(72)
Adjusted noninterest expense including amortization of intangibles	2,987	2,958	2,868	3,032	2,918	8,813	8,643
Amortization of intangibles	(72)	(73)	(75)	(84)	(84)	(220)	(261)
Efficiency ratio numerator - adjusted noninterest expense excluding amortization of intangibles[2]	$ 2,915	$ 2,885	$ 2,793	$ 2,948	$ 2,834	$ 8,593	$ 8,382
Fee income numerator - noninterest income - unadjusted	$ 1,558	$ 1,400	$ 1,392	$ 1,470	$ 1,483	$ 4,350	$ (2,283)
Securities (gains) losses	—	18	1	1	—	19	6,650
Fee income numerator - adjusted noninterest income[2]	$ 1,558	$ 1,418	$ 1,393	$ 1,471	$ 1,483	$ 4,369	$ 4,367
Efficiency ratio and fee income ratio denominator - revenue[1] - unadjusted	$ 5,187	$ 4,987	$ 4,899	$ 5,060	$ 5,085	$ 15,073	$ 8,218
Taxable equivalent adjustment	51	48	48	51	55	147	161
Revenue - taxable equivalent[1][2]	5,238	5,035	4,947	5,111	5,140	15,220	8,379
Securities (gains) losses	—	18	1	1	—	19	6,650
Efficiency ratio and fee income ratio denominator - adjusted revenue[1][2]	$ 5,238	$ 5,053	$ 4,948	$ 5,112	$ 5,140	$ 15,239	$ 15,029
Efficiency ratio - unadjusted	58.1 %	59.9 %	59.3 %	60.0 %	57.5 %	59.1 %	NM
Efficiency ratio - adjusted[2]	55.7	57.1	56.4	57.7	55.2	56.4	55.8
Fee income ratio - unadjusted	30.0 %	28.1 %	28.4 %	29.0 %	29.2 %	28.9 %	NM
Fee income ratio - adjusted[2]	29.7	28.1	28.2	28.8	28.9	28.7	29.1

(1) Revenue is defined as net interest income plus noninterest income
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Taxable equivalent revenue and taxable equivalent net interest income include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes restructuring charges and other selected items. Truist's management calculated these measures based on Truist's continuing operations. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-6

A-7 Non-GAAP Reconciliations Operating leverage(1) $ in millions Year-to-Date Dec. 31 Dec. 31 2024 2023 Revenue(2) - GAAP $ 13,278 $ 20,022 Taxable equivalent adjustment 212 220 Securities (gains) losses 6,651 — Revenue(2) - adjusted $ 20,141 $ 20,242 Noninterest expense - GAAP $ 12,009 $ 18,678 Restructuring charges, net (120) (320) Gain (loss) on early extinguishment of debt — (4) Goodwill impairment — (6,078) Charitable contribution (150) — FDIC special assessment (64) (507) Noninterest expense - adjusted $ 11,675 $ 11,769 Operating leverage - GAAP 2.0 % Operating leverage - adjusted(3) 0.3% (1) Operating leverage is defined as percentage growth in revenue less percentage growth in noninterest expense. (2) Revenue is defined as net interest income plus noninterest income. (3) Adjusted operating leverage is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of Truist’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. This measure is not necessarily comparable to similar measures that may be presented by other companies.

Non-GAAP reconciliations

Pre-provision net revenue

$ in millions

	Quarter Ended					Year-to-Date	
	Sept. 30 2025	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	Sept. 30 2025	Sept. 30 2024
Net income from continuing operations	**$ 1,452**	**$ 1,240**	**$ 1,261**	**$ 1,289**	**$ 1,439**	**$ 3,953**	**$ (1,334)**
Provision for credit losses	436	488	458	471	448	1,382	1,399
Provision for income taxes	285	273	274	265	271	832	(821)
Taxable-equivalent adjustment	51	48	48	51	55	147	161
Pre-provision net revenue[(1)]	**$ 2,224**	**$ 2,049**	**$ 2,041**	**$ 2,076**	**$ 2,213**	**$ 6,314**	**$ (595)**
Restructuring charges, net	27	28	38	11	25	93	109
Charitable contribution	—	—	—	—	—	—	150
FDIC special assessment	—	—	—	(8)	(16)	—	72
Securities (gains) losses	—	18	1	1	—	19	6,650
Pre-provision net revenue - adjusted[(1)]	**$ 2,251**	**$ 2,095**	**$ 2,080**	**$ 2,080**	**$ 2,222**	**$ 6,426**	**$ 6,386**

(1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, and other selected items. Truist's management calculated these measures based on Truist's continuing operations. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

TRUIST

A-8

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

$ in millions, except per share data, shares in thousands

	As of / Quarter Ended					Year-to-Date	
	Sept. 30 2025	June 30 2025	March 31 2025	Dec. 31 2024	Sept. 30 2024	Sept. 30 2025	Sept. 30 2024
Common shareholders' equity	$ 59,739	$ 58,933	$ 58,728	$ 57,772	$ 59,023		
Less: Intangible assets, net of deferred taxes (including discontinued operations)	18,076	18,143	18,203	18,274	18,350		
Tangible common shareholders' equity[(1)]	$ 41,663	$ 40,790	$ 40,525	$ 39,498	$ 40,673		
Outstanding shares at end of period	1,279,246	1,289,435	1,309,539	1,315,936	1,327,521		
Common shareholders' equity per common share	**$ 46.70**	**$ 45.70**	**$ 44.85**	**$ 43.90**	**$ 44.46**		
Tangible common shareholders' equity per common share[(1)]	**32.57**	**31.63**	**30.95**	**30.01**	**30.64**		
Net income available to common shareholders	$ 1,348	$ 1,180	$ 1,157	$ 1,216	$ 1,336	$ 3,685	$ 3,253
Plus: amortization of intangibles, net of tax (including discontinued operations)	54	56	57	64	64	167	216
Tangible net income available to common shareholders[(1)]	$ 1,402	$ 1,236	$ 1,214	$ 1,280	$ 1,400	$ 3,852	$ 3,469
Average common shareholders' equity	$ 59,141	$ 58,327	$ 58,125	$ 57,754	$ 58,667	$ 58,535	$ 55,245
Less: Average intangible assets, net of deferred taxes (including discontinued operations)	18,113	18,173	18,247	18,317	18,399	18,177	20,680
Average tangible common shareholders' equity[(1)]	$ 41,028	$ 40,154	$ 39,878	$ 39,437	$ 40,268	$ 40,358	$ 34,565
Return on average common shareholders' equity	**9.0 %**	**8.1 %**	**8.1 %**	**8.4 %**	**9.1 %**	**8.4 %**	**7.9 %**
Return on average tangible common shareholders' equity[(1)]	**13.6**	**12.3**	**12.3**	**12.9**	**13.8**	**12.8**	**12.5**

(1) Tangible common equity and related measures, including ROTCE and TBVPS, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-9